AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the iM DBi Hedge Strategy ETF and related fees and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit I is hereby superseded and replaced with Exhibit I attached hereto.

This amendment will become effective upon the commencement of operations of the iM DBi Hedge Strategy ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MANAGER DIRECTED PORTFOLIOS     U.S. BANCORP FUND SERVICES, LLC

By: _/s/ Douglas J. Neilson_____________        By: __/s/ Anita M. Zagrodnik____________

Name: Douglas J. Neilson                Name: Anita M. Zagrodnik
Title: President                      Title: Senior Vice President

Date:                            Date:

Exhibit I - Manager Directed Portfolios- Fund Administration Servicing Agreement

Name of Series
iM Dolan McEniry Corporate Bond Fund

The below fee schedule is specific to the Fund named above:
Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel

$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ]0 per project – four funds
(Includes MST external counsel fee, subject to services provided; if applicable)

▪	Additional fee of $[ ] per sub-advisor

▪	Additional fee of $[ ] per drafting multi-manager exemptive application (does not include outside legal costs)

▪	MST may require up to $[ ] in escrow
Additional Legal Administration Services

▪	Subsequent new fund launch – $[ ] per project

▪	Subsequent new share class launch – $[ ] per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Exhibit I (continued)
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*

▪	[ ] basis points on the first $250 million

▪	[ ] basis points on the next $250 million

▪	[ ] basis points on the next $250 million

▪	[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund

▪	Additional fee of $[ ] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund

▪	Advisor Information Source – On-line access to portfolio management and compliance information.

▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

▪	USBFS Legal Administration (e.g., registration statement update)

▪	CoreTax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services

▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$[ ] – Bank Loans

▪	$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day

▪	$[ ] – Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)

▪	$[ ] per security per month for fund administrative data
SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Exhibit I (continued)
Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Transfer In-Kind

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year
Daily Compliance Services (if required)

▪	Base fee – $[ ] per fund per year

▪	Setup – $[ ] per fund group
Section 18 Compliance Testing

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, Prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate

▪	State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns

▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]

▪	Prepare Federal and State extensions (If Applicable) – Included in the return fees

▪	Prepare provision estimates – $[ ] Per estimate

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities – $[ ] per state return

−	Sign state income tax returns – $[ ] per state return

−	Assist in filing state income tax returns – Included with preparation of returns

▪	State tax notice consultative support and resolution – $[ ] per fund

Exhibit I (continued)- Manager Directed Portfolios Fund Administration Servicing Agreement

Name of Series
iM DBi Managed Futures Strategy ETF
iM DBi Hedge Strategy ETF

The below fee schedule is specific to the Fund named above:
Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Legal Administration Services
Subsequent new fund launch – $[ ] per fund or as negotiated

Drafting SEC exemptive order application for active and/or passively-managed ETF(s), multi-manager relief or other requested relief.
$[ ] actively managed relief
$[ ] passively managed relief
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$[ ] first fund
$[ ] each additional fund up to 5 funds
Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing
All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Exhibit I (continued)- Manager Directed Portfolios Fund Administration Servicing Agreement
Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where iM Global Partner US acts as Adviser to the exchange-traded fund in the MDP Series Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $[ ]            First $250m [ ] bps
Funds 6-10 $[ ]            Next $250m [ ] bps
Funds 11-15 $[ ]            Next $500m [ ] bps
Funds 16+ $[ ]            Balance [ ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

APPENDIX A
Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$[ ] – Bank Loans
$[ ] – Swaptions
$[ ] – Intraday money market funds pricing, up to 3 times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
MDP Trust Chief Compliance Officer Annual Fee (subject to board approval)
$[ ] for the first fund
$[ ] for each additional fund
$[ ] per sub-advisor per fund
Additional $[ ] per distributor other than Quasar Distributors, LLC
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative

Exhibit I (continued)- Manager Directed Portfolios Fund Administration Servicing Agreement
APPENDIX A continued
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Controlled Foreign Corporation (CFC)
USBFS Fee Schedule plus $[ ]
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Exhibit I (continued)- Manager Directed Portfolios Fund Administration Servicing Agreement
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request and/or need)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – USBFS Fee Schedule plus $[ ]
1933 Act C-Corp – USBFS Fee Schedule plus $[ ]

Fees are calculated pro rata and billed monthly

Adviser’s Signature not needed, because the fee schedule is not changing.